SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 19

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                            $ 53
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                             $ 9
       Class C                                            $ 12
       Class R                                             $ 4
       Institutional Class                                 $ 2

73A. Payments per share outstanding during the entire current period: \ (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                          0.3400
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                          0.2976
       Class C                                          0.2976
       Class R                                          0.3260
       Institutional Class                              0.3524

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                             164
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                              34
       Class C                                              43
       Class R                                              12
       Institutional Class                                   5

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $10.02
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $9.99
       Class C                                          $10.00
       Class R                                          $10.01
       Institutional Class                              $10.03